CISTRON BIOTECHNOLOGY, INC.
                                                ---------------------------
                                      STATEMENTS OF SHAREHOLDERS' EQUITY/(DEFICIENCY)
                                      -----------------------------------------------
                                                                                                   Deficit
                                                                                                   accumulated     Total
                                                 Partners' Capital/Common Stock    Additional      during the      shareholders'
                                                 ------------------------------    paid-in         development     equity/
                                                   Shares           Amount         capital         stage           (deficiency)
                                                 ----------      -----------       -----------     ----------      ------------
     Initial partners' contribution-
      - February 1982                          $          -      $    74,929       $         -   $         -     $    74,929
     Partnership net loss                                 -                -                 -       (84,778)        (84,778)
                                                 ----------      -----------       -----------     ----------     -----------
    BALANCE, June 30, 1982"                               -           74,929                 -       (84,778)         (9,849)

     Partners' additional capital contribution            -          307,972                 -             -         307,972
     Partnership net loss                                 -                -                 -      (313,776)       (313,776)
                                                 ----------      -----------       -----------     ----------     -----------

    BALANCE, June 30, 1983"                               -          382,901                 -      (398,554)        (15,653)
     Partners' additional capital contribution            -          924,392                 -             -         924,392
     Dissolution of partnership and issuance
     of common stock                              5,483,874       (1,252,454)        1,252,454             -               -
     Issuance of common stock                     6,594,331           65,943         1,486,105       (52,048)      1,500,000
     Partnership net loss                                 -                -                 -    (1,152,972)     (1,152,972)
     Reclassification of partnership
     accumulated loss                                     -                -        (1,551,526)    1,551,526               -
     Net loss                                             -                -                 -      (418,697)       (418,697)
                                                 ----------      -----------       -----------     ----------     -----------

    BALANCE, June 30, 1984                       12,078,205          120,782         1,187,033      (470,745)        837,070
     Issuance of common stock                     1,736,869           17,369         1,482,631             -       1,500,000
     Net loss                                             -                -                 -    (2,039,016)     (2,039,016)
    BALANCE, June 30, 1985                       13,815,074          138,151         2,669,664    (2,509,761)        298,054
                                                 ----------      -----------       -----------     ----------     ----------

     Issuance of common stock                     1,233,344           12,333           397,097             -         409,430
     Net loss                                             -                -                 -    (1,962,251)     (1,962,251)
                                                 ----------     ------------        -----------   -----------     -----------
    BALANCE, June 30, 1986                       15,048,418          150,484         3,066,761    (4,472,012)     (1,254,767)

     Initial public stock offering                5,750,000           57,500         4,539,212             -       4,596,712
     Issuance of common stock                       623,772            6,238           396,686             -         402,924
        Net loss                                          -                -                 -    (2,574,670)     (2,574,670)
                                                 ----------      -----------       -----------   ------------    -----------
    BALANCE, June 30, 1987                       21,422,190      $   214,222       $ 8,002,659   $(7,046,682)    $ 1,170,199
                                                 ==========      ===========       ===========   ============    ===========


                                                 See accompanying notes to financial statements
